EXHIBIT 3.1
AMENDED AND RESTATED
BY-LAWS
OF
UCBH HOLDINGS, INC.
(a Delaware corporation)
ARTICLE I
Offices
          SECTION 1. Registered Office. The registered office of the Corporation within the State of Delaware shall be in the City of Wilmington, County of New Castle.
          SECTION 2. Other Offices. The Corporation may also have an office or offices other than said registered office at such place or places, either within or without the State of Delaware, as the Board of Directors shall from time to time determine or the business of the Corporation may require.
ARTICLE II
Meetings of Stockholders
          SECTION 1. Place of Meetings. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver thereof. The Board of Directors may also, in its sole discretion determine that a meeting shall not be held at any place but may instead be held solely by means of remote communication in accordance with the Delaware General Corporation Law.
          SECTION 2. Annual Meeting. The annual meetings of the stockholders shall be held at such time as shall be designated from time to time by the Board of Directors and stated in the notice of meeting. At each such annual meeting, the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.
          SECTION 3. Special Meetings. Subject to the rights of the holders of any class or series of preferred stock, special meetings of stockholders, unless otherwise prescribed by statute or the Certificate of Incorporation, may only be called, at any time, by the Chairman of the Board.
          SECTION 4. Notice of Meetings. Except as otherwise expressly required by statute, written notice of each annual and special meeting of stockholders stating the place, if, any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder of record entitled to vote thereat not less than ten (10) nor more than sixty (60) days before the date of the meeting. Notice shall be given personally, by a form of electronic transmission or by mail and, if by mail, shall be sent in a postage prepaid envelope, addressed to the stockholder at his or her address as it appears on the records of the Corporation. Notice by facsimile or electronic mail to a stockholder shall be deemed given at the time the same is directed to the facsimile number or electronic mail address at which such stockholder has consented to receive notice. Notice by mail shall be deemed given at the time when the same shall be deposited in the United States mail, postage prepaid. Notice of any meeting shall not be required to be given to any person who attends such meeting (except when such person attends the meeting in person or by proxy for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened) or who, either before or after the meeting, shall submit a signed written waiver of notice, in person or by proxy, or shall provide a waiver by electronic transmission. Neither the business to be transacted at, nor the purpose of, an annual or special meeting of stockholders need be specified in any written waiver of notice. Except as otherwise provided by statute, any notice to stockholders shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given in accordance with the Delaware General Corporation Law.
          SECTION 5. List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city, town or village where the meeting is to be held, which place shall be specified in the notice of meeting, or, if not specified, at the place where the meeting is to be held. The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
          SECTION 6. Quorum, Adjournments. The holders of a majority of the voting power of the issued and outstanding stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders, except as otherwise provided by statute or by the Certificate of Incorporation. Any meeting of stockholders may be adjourned to any other time and to any other place at which a meeting of stockholders may be held under these bylaws by a majority of the stockholders present or represented at the meeting and entitled to vote, although less than a quorum, or by any officer entitled to preside at such meeting. It shall not be necessary to notify any stockholder of any adjournment of less than thirty (30) days if the time and place of the adjourned meeting is announced at the meeting at which adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.
          SECTION 7. Organization. At each meeting of stockholders, the Chairman of the Board, or, in his or her absence, such person as the Chairman shall designate and appoint to act in his or her stead, shall act as Chairman of the meetings. The Secretary or, in his or her absence or inability to act, the person whom the Chairman of the meeting shall appoint secretary of the meeting shall act as secretary of the meeting and keep the minutes thereof.

          SECTION 8. Order of Business. The order of business at all meetings of the stockholders shall be as determined by the Chairman of the meeting.
          SECTION 9. Voting. Except as otherwise provided by statute or the Certificate of Incorporation, each stockholder of the Corporation shall be entitled at each meeting of stockholders to one vote for each share of capital stock of the Corporation standing in his or her name on the record of stockholders of the Corporation:
          (a) on the date fixed pursuant to the provisions of Section 14 of this Article II of these bylaws as the record date for the determination of the stockholders who shall be entitled to notice of and to vote at such meeting; or
          (b) if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given, or, if notice is waived, at the close of business on the date next preceding the day on which the meeting is held.
          When a quorum is present at any meeting, the vote of the holders of a majority of the voting power of the issued and outstanding stock of the Corporation entitled to vote thereon, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the Amended and Restated Certificate of Incorporation or of these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Unless required by statute, or determined by the Chairman of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his or her proxy, if there be such proxy, and shall state the number of shares voted. If authorized by the Board of Directors, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic submission, provided that any such electronic submission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder.
          SECTION 10. Proxies. Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him or her by a proxy signed by such stockholder or his or her attorney-in-fact by (i) transmitting or authorizing the transmission of a facsimile, or other means of electronic transmission provided that such transmission either sets forth or is submitted with information from which it can be determined that such transmission was authorized by such stockholder, or (ii) by any other means permitted by the Delaware General Corporation Law, but no proxy shall be voted after three (3) years from its date, unless the proxy provides for a longer period. Any such proxy shall be delivered to the secretary of the meeting at or prior to the time designated for so delivering such proxies.
          SECTION 11. Inspectors. The Board of Directors shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the Chairman of the meeting shall, or if inspectors shall not have been appointed, the Chairman of the meeting may, appoint one or more inspectors. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. On request of the Chairman of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.
          SECTION 12. Consent of Stockholders in Lieu of Meeting. Subject to the rights of the holders of any class or series of preferred stock of the Corporation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.
          SECTION 13. Stockholder Meeting Proposals. The proposal of business to be considered by the stockholders at an annual meeting of stockholders may be made (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors, or (iii) by any stockholder of the Corporation in accordance with applicable law pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received not less than one hundred twenty (120) calendar days prior to the date of the Corporation’s proxy statement released to the stockholders in connection with the prior year’s annual meeting. Such stockholder’s notice to the Secretary shall set forth (a) as to the stockholder giving notice and the beneficial owner, if any on whose behalf the proposal is made, (i) their name and record address, and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by each of them, and (b) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder giving notice and the beneficial owner, if any, on whose behalf the proposal is made. Only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting or in accordance with the procedures set forth in this Section. Nothing in this Section 13 shall be deemed to limit or enlarge upon any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
          The Chairman of the meeting may, if the facts warrant, determine and declare at the meeting that any proposal made at the meeting was not made in accordance with the foregoing procedures and, in such event, the proposal shall be disregarded. Any decision by the Chairman of the meeting shall be conclusive and binding upon all stockholders of the Corporation for any purpose.

          SECTION 14. Fixing the Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any right in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record is adopted by the Board of Directors, and which shall not be more than sixty nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action, unless otherwise required by statute. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
          SECTION 15. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments a person registered on its records as the owner of shares of stock, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Delaware General Corporation Law.
ARTICLE III
Board of Directors
          SECTION 1. General Powers. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.
          SECTION 2. Number, Election and Term of Office. The authorized number of directors constituting the Board of Directors shall be nine (9). A majority of the entire Board of directors (as defined in Section 8 below) shall be “independent” directors. An “independent” director means a person other than an officer or employee of the Corporation or its subsidiaries or any other individual having a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
          The number of directors may be changed, from time to time within the limits, if any, specified in the Amended and Restated Certificate of Incorporation, through an amendment of these bylaws. Any decrease in the number of directors shall be effective at the time of the next succeeding annual meeting of stockholders unless there shall be vacancies in the Board of Directors, in which case such decrease may become effective at any time prior to the next succeeding annual meeting to the extent of the number of such vacancies. Directors need not be stockholders or residents of Delaware. In the manner described in the following paragraph, directors shall be elected annually by the stockholders. Each director shall hold office until his or her successor shall have been elected and qualified, or until his or her death, or until he or she shall have resigned, or have been removed.
          The directors, other than those who may be elected by the holders of any class or series of preferred stock, shall be divided, with respect to the time for which they severally hold office, into three (3) classes, with the term of office of the first class to expire at the first annual meeting of stockholders, the term of office of the second class to expire at the annual meeting of stockholders one (1) year thereafter and the term of office of the third class to expire at the annual meeting of stockholders two (2) years thereafter, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his on her successor shall have been duly elected and qualified. Except as provided in Section 11 below, each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, provided that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Section, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. If a sitting director is not elected, the director shall tender his or her resignation to the Board. The Nominating Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Nominating Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the Board’s decision.
          SECTION 3. Place of Meetings. Meetings of the Board of Directors shall be held at such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine or as shall be specified in the notice of any such meeting.
          SECTION 4. Annual Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such other time or place (within or without the State of Delaware) as shall be specified in a notice thereof given as hereinafter provided in Section 7 of this Article III.
          SECTION 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors may fix. If any day fixed for the regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by statute or these bylaws.

          SECTION 6. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or by a majority of the members of the Board (not including vacancies).
          SECTION 7. Notice of Meetings. Notice of each special meeting of the Board of Directors (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this Section 7, in which notice shall be stated the time and place of the meeting. Except as otherwise required by these bylaws, the Amended and Restated Certificate of Incorporation or the Delaware General Corporation Law, such notice need not state the purposes of such meeting. Notice of each such meeting shall be mailed, postage prepaid, to each director, addressed to him or her at his or her residence or usual place of business, by first class mail, at least two (2) days before the day on which such meeting is to be held, or shall be sent addressed to him or her at such place by facsimile or other electronic means, or be delivered to him or her personally or be given to him or her by telephone or other similar means, at least twenty-four (24) hours before the time at which such meeting is to be held. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice, a waiver by electronic transmission, or who shall attend such meeting, except when he or she shall attend for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully, called or convened.
          SECTION 8. Quorum and Manner of Acting. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and, except as otherwise expressly required by statute or the Amended and Restated Certificate of Incorporation or these bylaws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. As used in these bylaws, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of the time and place of any such adjourned meeting shall be given to all of the directors unless such time and place were announced at the meeting at which the adjournment was taken, in which case such notice, shall only be given to the directors who were not present thereat. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been, transacted at the meeting as originally called.
          SECTION 9. Organization. At each meeting of the Board of Directors, the Chairman of the Board, shall act as Chairman of the meeting. The Secretary or, in his or her absence, any person appointed by the Chairman of the meeting shall act as secretary of the meeting and keep the minutes thereof.
          SECTION 10. Resignations and Removal. Any director of the Corporation may resign at any time by notice of his or her resignation given in writing or by electronic transmission to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Subject to the rights of holders of any series of preferred stock outstanding, any director, or the entire Board of Directors, may be removed from office at any time only for cause and only by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (after giving effect to “Article Fourth” of the Corporation’s Amended and Restated Certificate of Incorporation), voting together as a single class.
          SECTION 11. Vacancies. Subject to the rights, if any, of the holders of any class or series of preferred stock then outstanding, any vacancy in the Board of Directors, whether arising from death, resignation, removal, an increase in the number of directors or any other cause, may be filled only by the vote of a majority of the directors then in office, though may be less than a quorum, or by the sole remaining director. Each director so chosen shall hold office for a term expiring at the next annual meeting of stockholders, or until such director’s successor shall have been elected and qualified. If a director resigns, effective at a future date, such director may vote to fill the vacancy.
          SECTION 12. Compensation. The Board of Directors, upon recommendation of any committee of the Board so empowered by the Board, shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.
          SECTION 13. Action by Consent. Unless restricted by the Amended and Restated Certificate of Incorporation, any action required or permitted to be taken by the Board of Directors or any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Board of Directors or such committee, as the, case may be. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
          SECTION 14. Telephonic Meeting. Unless restricted by the Amended and Restated Certificate of Incorporation, any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.
          SECTION 15. Nominations. Only persons who are nominated in accordance with the procedures set forth in these bylaws shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at the direction of the Board of Directors or by the Nominating Committee thereof or, to the extent authorized by applicable law, by any stockholder of the Corporation who is a stockholder of record at the time of notice provided for in this Section 15, who is entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 15 and with applicable law.
          Nominations, other than those made by or at the direction of the Board of Directors or the Nominating Committee, shall only be made to the extent authorized by applicable law and pursuant to timely notice by a stockholder in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered or mailed to and received at the principal executive offices of the Corporation not less than one hundred twenty (120) days prior to the anniversary date of the prior year’s annual meeting; provided, however, that in the event that less than seventy (70) days notice or prior disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder’s notice shall set forth (i) as to each nominee such information that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected and a description of all arrangements or understandings between such stockholder and each such nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder); (ii) as to the stockholder giving the notice, the name and address, as they appear on the Corporation’s books, of such stockholder and the class and number of shares of the Corporation’s capital stock that are owned beneficially and the class and number of shares of the Corporation’s capital stock that are owned of record by such stockholder, in each case both as of the date of such notice to the Secretary and as of the record date for the meeting (if such record date shall have been made publicly available and such notice is given after such record date); and (iii) as to the beneficial owner, if any, on whose behalf the nomination is made, the name and address, as they appear on the Corporation’s books, of such person and the class and number of shares of the Corporation’s capital stock that are owned beneficially and the class and number of shares of the Corporation’s capital stock that are owned of record by such person, in each case both as of the date of such notice to the Secretary and as of the record date for the meeting (if such record date shall have been made publicly available and such notice is given after such record date).
          Notwithstanding anything in these bylaws to the contrary, no person shall be eligible for election, or to serve, as a director of the Corporation, unless nominated in accordance with the provisions of this Section 15. The Chairman of the Board or other person presiding at the meetings shall determine in his or her sole discretion whether a nomination was made in accordance with such provisions and, if he or she should so determine, he or she shall so declare to the meeting that a defective nomination shall be disregarded. Notwithstanding any of the provisions of this Section 15, the Board shall retain sole and complete discretion as to the individuals to be nominated, and a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to matters set forth in this Section 15.
ARTICLE IV
Committees
          SECTION 1. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In addition, in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Each such committee shall serve at the pleasure of the Board of Directors and have such names and duties may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep minutes of its meetings and report the same to the Board of Directors.
          SECTION 2. Audit Committee. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate one (1) or more directors to constitute an Audit Committee, all of whom shall be “independent” directors. The Audit Committee shall recommend the Corporation’s certified public accountants for approval by the Board, and shall monitor the effectiveness of the audit effort, the Corporation’s internal financial and accounting organization and controls and financial reporting. The duties and procedures of the Audit Committee shall be prescribed by the Board of Directors in the committee’s charter which may be amended by the Board of Directors in its sole discretion from time to time.
          SECTION 3. Nominating Committee. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate one (1) or more directors to constitute a Nominating Committee, a majority of whom shall be “independent”. The Nominating Committee shall make recommendations to the Board regarding the size and composition of the Board, establish procedures for the nomination process, recommend candidates for election to the Board and nominate officers for election by the Board. The duties and procedures of the Nominating Committee shall be prescribed by the Board of Directors in the committee’s charter which shall be adopted and may be amended by the Board of Directors in its sole discretion from time to time.
          SECTION 4. Human Resources Committee. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate one (1) or more directors to constitute a Human Resources Committee, all of whom shall be “independent”. The Human Resources Committee shall administer the Corporation’s stock plans, including the review and grant of stock options to all eligible employees under the Corporation’s existing stock option plans, and review and approve salaries and other matters relating to compensation of the executive officers of the Corporation. The duties and procedures of the Human Resources Committee shall be prescribed by the Board of Directors in the committee’s charter which shall be adopted and may be amended by the Board of Directors in its sole discretion from time to time.
ARTICLE V
Officers
          SECTION 1. Number and Qualifications. The officers of the Corporation shall consist of either a Chief Executive Officer or a President, or both, a Secretary, a Chief Financial Officer, and such other officers with such other titles as the Board of Directors shall determine, including a Chairman of the Board, and one or more Vice Presidents, Treasurers and Assistant Secretaries. The Board of Directors may elect such other officers as it may deem appropriate.

Any two or more offices may be held by the same person and no officer except the Chairman of the Board need be a director. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified, or until his or her death, or until he or she shall have resigned or have been removed.
          SECTION 2. Resignations and Removal. Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, at a time determined by the Chairman or the Board. Unless otherwise specified herein, the acceptance of any such resignation shall not be necessary to make it effective. Any officer of the Corporation may be removed, either with or without cause, at any time, by the Chairman by the Board of Directors. Except as the Chairman or the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following his or her resignation or removal, or any right to damages on account of such removal, whether his or her compensation be by the month or by the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the Corporation.
          SECTION 3. Vacancies. The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of President, Chief Financial Officer and Secretary. Each such successor shall hold office for the unexpired term of his or her predecessor and until his or her successor is elected and qualified, or until the earlier of his or her death, resignation or removal.
          SECTION 4. Chairman of the Board. The Board of Directors may elect a Chairman of the Board, who shall be a member of the Board of Directors, and may designate the Chief Executive Officer as Chairman of the Board. If the Board of Directors elects a Chairman of the Board, he or she shall perform such duties and possess such powers as are assigned to him or her by the Board of Directors and, if present, preside at all meetings of the stockholders and the Board of Directors.
          SECTION 5. Chief Executive Officer. The Chief Executive Officer shall be the senior executive officer of the Corporation and, if a Chairman shall not have been elected, shall preside at each meeting of the Board of Directors or of the stockholders. The Chief Executive Officer shall, subject to the supervision of the Board of Directors perform all duties incident to the office of Chief Executive Officer and such other duties as may from time to time be assigned to him or her by the Board of Directors.
          SECTION 6. The President. Unless the Board of Directors shall separately elect a Chief Executive Officer, the President shall be the Chief Executive Officer. If a Chief Executive Officer has been separately elected but is absent, the President shall perform the duties of the Chief Executive Officer. If a Chief Executive Officer has been separately elected and is not absent, the President shall, subject to the control of the Board of Directors and such supervisory powers, if any, as may be given by the Board of Directors to the Chief Executive Officer, perform all duties incident to the office of President and such other duties as may from time to time be assigned to him or her by the Board of Directors.

          SECTION 7. Chief Financial Officer. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.
          The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President, the Chief Executive Officer, or the Board of Directors, upon request, an account of all his or her transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.
          SECTION 8. Vice President. Each Vice President shall perform all such duties as from time to time may be assigned to him or her by the Board of Directors, or the Chief Executive Officer, if any, or the President.
          SECTION 9. Treasurer. The Treasurer, or if there shall be more than one, the Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Chief Financial Officer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Chief Financial Officer and shall perform such other duties as from time to time may be assigned by the Board of Directors or the Chief Financial Officer.
          SECTION 10. Secretary. The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show the time and place of each meeting, the name of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.
          The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.
          The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required to be given by law or by these Bylaws. He or she shall keep the seal of the Corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.
          SECTION 11. The Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be, no such determination, then in the order of the election), shall, in the absence of the

Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties as from time to time may be assigned by the Board of Directors.
          SECTION 12. Officers’ Bonds or Other Security. If required by the Board of Directors, an officer of the Corporation shall give a bond or other security for the faithful performance of his or her duties, in such amount and with such surety as the Board of Directors may require.
          SECTION 13. Compensation. The compensation of the executive officers of the Corporation for their services as such officers shall be fixed from time to time by the Board of Directors, based upon recommendations of the Chief Executive Officer. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he or she is also a director of the Corporation.
ARTICLE VI
Stock Certificates and Their Transfer
          SECTION 1. Stock Issuance. Unless otherwise voted by the stockholders and subject to the provisions of the Amended and Restated Certificate of Incorporation and applicable law, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part, of any unissued balance of the authorized capital stock of the Corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such consideration and on such terms as the Board of Directors may determine.
          SECTION 2. Stock Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman of the Board, or the Chief Executive Officer, the President or a Vice President and by the Chief Financial Officer or the Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such stockholder in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restriction of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the Delaware General Corporation Law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
          SECTION 3. Facsimile Signatures. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.
          SECTION 4. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the Corporation an affidavit of lost certificate or a bond in such sum as it may deem sufficient to indemnify it against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.
          SECTION 5. Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its records; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer. Whenever any transfer of stock shall be made for collateral security, it shall be so expressed in the entry of transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.
          SECTION 6. Transfer Agents and Registrars. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.
          SECTION 7. Regulations. The Board of Directors may make such additional rules and regulations, not inconsistent with these bylaws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.
ARTICLE VII
Limitation of Liability, Indemnification and
Advancement of Expenses of Directors and Officers
          SECTION 1. Indemnification of Directors and Officers. The Corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, indemnify each of its directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Corporation. For purposes of this Section 1, a “director” or “officer” of the Corporation includes any person (a) who is or was a director or officer of the Corporation, (b) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (c) who was a director or officer of a Corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.
          SECTION 2. Indemnification of Others. The Corporation shall have the power, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Corporation. For purposes of this Section 2, an “employee” or “agent” of the Corporation (other than a director or officer) includes any person (a) who is or was an employee or agent of the Corporation, (b) who is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (c) who was an employee or agent of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.
          SECTION 3. Payment of Expenses in Advance. Expenses incurred in defending any action or proceeding for which indemnification is required pursuant to Section 1 or for which indemnification is permitted pursuant to Section 2 following authorization thereof by the Board of Directors shall be paid by the Corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized in this Article VII.
          SECTION 4. Indemnity Not Exclusive. The indemnification described in this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent that such additional rights to indemnification are authorized in the Certificate of Incorporation and permitted by applicable law. The Board of Directors may authorize the Corporation to enter into indemnity agreements with the members of the Board, officers, and/or agents of the Corporation, as the Board deems necessary or appropriate in its discretion.
          SECTION 5. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article VII.
ARTICLE VIII
General Provisions
          SECTION 1. Dividends. Subject to the provisions of applicable law and the Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property or in shares of stock of the Corporation, unless otherwise provided by applicable law or the Amended and Restated Certificate of Incorporation.
          SECTION 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors may, from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies or for such other purpose as the Board of Directors may think conducive to the interest of the Corporation. The Board of Directors may modify or abolish any such reserves in the manner in which they were created.
          SECTION 3. Seal. The seal of the Corporation shall be in such form as shall be approved by the Board of Directors.
          SECTION 4. Fiscal Year. The fiscal year of the Corporation shall be fixed, and once fixed, may thereafter be changed, by resolution of the Board of Directors.
          SECTION 5. Check, Notes, Drafts, Etc. All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.
          SECTION 6. Execution of Contracts, Deeds, Etc. The Board of Directors may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation to enter into or execute and deliver any and all agreements, deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.
          SECTION 7. Voting of Stock in Other Corporations. Unless otherwise provided by resolution, of the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the President, from time to time, may (or may appoint one or more attorneys or agents to) cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose shares or securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporation. In the event one or more attorneys or agents are appointed, the Chairman of the Board or the President may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent. The Chairman of the Board, the Chief Executive Officer, if one is elected and acting, or the President may, or may instruct the attorneys or agents appointed to, execute or cause to be executed in the name and on behalf of the Corporation and under its seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the circumstances.

ARTICLE IX
Amendments
          These bylaws may be amended or repealed, in whole or in part, or new bylaws adopted by a majority of the entire Board of Directors.

          Secretary’s Certificate
          The undersigned certifies that she is the duly elected, qualified and acting Secretary of UCBH Holdings, Inc., a Delaware corporation (the “Corporation”), and that attached hereto is a complete and correct copy of the bylaws of the Corporation as duly adopted as of March 15, 2007, by unanimous written consent without a meeting of the directors of the Corporation.
          IN WITNESS WHEREOF, I have signed my name effective as of this 23rd day of March 2007.

/s/ Eileen Romero
Eileen Romero, Secretary